Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. REPORTS Q3 2013

CORE INCOME OF $43.8 MILLION

VERO BEACH, Fla. – October 28, 2013 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA, and ARR PrB; NYSE MKT: ARR.WS) (“ARMOUR” or the “Company”) today announced financial results for the quarter ended September 30, 2013.

Third Quarter 2013 Highlights and Financial Information

●	Core Income of approximately $43.8 million or $0.11 per Common share
●	Estimated taxable REIT income of $3.8 million
●	Q3 2013 GAAP net loss of approximately $229.9 million or $0.63 per Common share
●	Stockholders’ equity as of September 30, 2013 was $2.2 billion or $5.26 per Common share
●	Ratio of debt to stockholders’ equity (“leverage”) of 6.93 to 1 as of September 30, 2013
●	Liquidity as of September 30, 2013, consisting of cash and unpledged securities, of $1.3 billion
●	Sales of Agency Securities in Q3 totaled $6.0 billion, resulting in realized capital losses of $301.0 million or $0.81 per common share
●	Q3 2013 average yield on assets of 2.60% and average net interest margin of 1.24%
●	Q3 2013 annualized average principal repayment rate (CPR) of 8.8%
●	Stock outstanding as of September 30, 2013:

   Common – 370,905,000 shares
   Series A Preferred – 2,181,000 shares
   Series B Preferred – 5,650,000 shares

●	Q3 2013 weighted average diluted Common shares were 372,256,000
●

Additional updated information on the Company’s investment, financing and hedge positions can be found in the ARMOUR Residential REIT, Inc. October 11, 2013 “Company Update.” ARMOUR posts Company Updates each month on www.armourreit.com.

Q3 2013 Results

Core Income and Taxable REIT Income

Core Income for the quarter ended September 30, 2013, was $43.8 million. “Core Income” represents a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and U.S. Treasury Securities and certain non-recurring expenses.  Core Income may differ from GAAP net income, which includes the unrealized gains or losses of the Company’s derivative instruments and the gains or losses on Agency Securities and U.S. Treasury Securities.

- MORE -

ARMOUR Residential REIT, Inc. Reports Q3 2013 Core Income of $43.8 million

October 28, 2013

Estimated taxable REIT income for the quarter ended September 30, 2013, was approximately $3.8 million. The Company distributes dividends based on its estimate of taxable earnings, not based on net income calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). Taxable REIT income and GAAP net income will generally differ primarily because of the non-taxable unrealized changes in the value of the Company’s derivatives, which the Company uses as economic hedges. These unrealized gains/losses on derivatives are included in GAAP net income, whereas unrealized valuation changes are not included in taxable income. Additionally, capital losses realized in Q3 will offset capital gains realized in 2013. Any net capital loss for 2013 will be carried forward to offset future capital gains.

GAAP Net Income

For the purposes of computing GAAP net income, the change in fair value of the Company’s derivatives is reflected in current period net income, while the change in fair value of its Agency Securities is reflected in its consolidated statement of comprehensive income. GAAP net loss for the third quarter of 2013 was $229.9 million, including realized losses on the sales of Agency Securities of $301.0 million.

Dividends

The Company paid dividends of $0.07 per Common share of record for each month of the quarter, resulting in payments to common stockholders of $78.3 million. The Company also paid monthly dividends of $0.171875 per outstanding share of 8.250% Series A Cumulative Preferred Stock and $0.1640625 per outstanding share of 7.875% Series B Cumulative Preferred Stock resulting in payments to all Preferred stockholders of $3.9 million. As of September 30, 2013, the company had distributed dividends totaling $55.4 million more than cumulative taxable REIT income. The company’s monthly common dividend rate of $0.05 for Q4 was established based on the company’s estimate of Q4 taxable REIT income. Our taxable REIT income and dividend requirements to maintain our REIT status are determined on an annual basis. Dividends in excess of taxable REIT income for the year (including amounts carried forward from prior years) will generally not be taxable to common shareholders.

Per Share Amounts

Per Common share amounts are net of applicable Preferred Stock dividends and liquidation preferences. The denominators used to calculate per Common share amounts as of September 30, 2013, and for the quarter then ended reflect the dilutive effects of unvested stock awards. Such effects are not material.

- MORE -

ARMOUR Residential REIT, Inc. Reports Q3 2013 Core Income of $43.8 million

October 28, 2013

Portfolio

The third quarter of 2013 represented a period of disruptive volatility in the bond and mortgage markets. In order to reduce the Company’s exposure to this volatility, the Company sold $6.0 billion of Agency Securities, resulting in realized losses of $301.0 million. As of September 30, 2013, the Company’s portfolio consisted of Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities and was valued at $16.7 billion. During the third quarter of 2013, the annualized yield on average assets was 2.60%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 1.36%, resulting in a net interest spread of 1.24% for the quarter.

The $16.7 billion portfolio of Agency Securities at September 30, 2013, consisted of 98.4% fixed rate Agency Securities and 1.6% ARMs and Hybrid ARMs. The Company defines “Hybrid ARMs” as adjustable rate Agency Securities with longer than 18 months to rate reset and “ARMs” as adjustable rate Agency Securities with rate resets shorter than 19 months.

Portfolio Financing, Leverage and Interest Rate Hedges

As of September 30, 2013, the Company financed its portfolio with approximately $14.9 billion of borrowings under repurchase agreements. The Company’s leverage ratio as of September 30, 2013, was 6.93 to 1. As of September 30, 2013, the Company’s liquidity totaled $1.3 billion, consisting of $0.5 billion of cash and equivalents plus $0.8 billion of unpledged Agency Securities (including Securities received as collateral).

As of September 30, 2013, the following information was available related to the Company’s interest rate risk and hedging activities: The Company’s repurchase agreements had a weighted-average maturity of approximately 39 days. The Company had a notional amount of $11.8 billion of various maturities of interest rate swap contracts with a weighted average swap rate of 1.4%. The Company had a notional amount of $2.3 billion of various maturities of swaptions with a weighted average swap rate of 2.6%. The Company had a notional amount of $74.0 million of various maturities of Eurodollar futures contracts sold at a weighted average swap equivalent rate of 2.1%. The Company did not reduce its derivatives hedge positions as it reduced its portfolios of Agency Securities and repurchase agreements.

Management Fee

The Company pays a management fee of 1.5% (per annum) of gross equity raised up to $1.0 billion and 0.75% (per annum) of gross equity raised above $1.0 billion. As of September 30, 2013, the effective management fee was 1.016% based on gross equity raised.

Regulation G Reconciliation

Taxable REIT income is calculated according to the requirements of the Internal Revenue Code (“the Code”) rather than GAAP. The Company plans to distribute at least 90% of its taxable REIT income in order to maintain its tax qualification as a REIT under the Code. The Company believes that taxable REIT income is useful to investors because taxable REIT income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. Core income also excludes gains and losses on security sales. However, because taxable REIT income and Core income are incomplete measures of the Company’s financial performance and involve differences from net income computed in accordance with GAAP, taxable REIT income and Core income should be considered as supplementary to, and not as a substitute for, the Company’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

- MORE -

ARMOUR Residential REIT, Inc. Reports Q3 2013 Core Income of $43.8 million

October 28, 2013

The following table reconciles the Company’s consolidated results from operations to taxable REIT income and Core income for the quarter ended September 30, 2013:

Quarter Ended September 30, 2013
(in millions)
GAAP net loss	$(229.9)
Unrealized loss on derivatives	11.8
Capital losses carried forward	225.7
Deferred gain on derivatives	(2.2)
Amortization of deferred hedging costs	(1.6)
Estimated taxable REIT income	$3.8
Losses on sale of Agency Securities currently deductible	75.3
Gain on sale of U.S. Treasury Securities	(35.3)
Core Income	$43.8

Common Stock

The Company issued 28,910 shares of common stock during the third quarter of 2013 under its dividend reinvestment plan at a weighted average price of $4.26 per share. As of September 30, 2013, there were 370,905,000 Common shares outstanding.

Preferred Stock

As of September 30, 2013, there were 5,650,000 shares of 7.875% Series B Cumulative Preferred Stock and 2,181,000 shares of 8.250% Series A Cumulative Preferred Stock outstanding.

Future Agency Security Sales

Our REIT dividend requirements are based on the amount of our ordinary taxable income. Realized capital losses do not affect the amount of the Company’s ordinary taxable income, but will generally be available to offset capital gains realized in the years 2013 through 2018. The Company realized approximately $40.0 million of capital gains subject to such offsetting during the first two quarters of 2013 and may realize additional capital gains subject to such offsetting in the future.

- MORE -

ARMOUR Residential REIT, Inc. Reports Q3 2013 Core Income of $43.8 million

October 28, 2013

Warrant Expiration

The Company’s warrants (NYSE MKT: ARR.WS CUSIP 042315 11 9) will expire according to their original contractual terms at 5:00 p.m. EST on November 7, 2013. The New York Stock Exchange has advised the Company that the last day of market trading will be November 1, 2013. Each warrant allows its holder to purchase one share of the Company’s Common Stock at an exercise price of $11.00 per share. Continental Stock Transfer and Trust acts as the Company’s warrant agent.

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in fixed rate, hybrid adjustable rate and adjustable rate residential mortgage backed securities. These securities are issued or guaranteed by U.S. Government-sponsored entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC, an investment advisor registered with the Securities and Exchange Commission (“SEC”). ARMOUR Residential REIT, Inc. intends to qualify and has elected to be taxed as a REIT under the Code for U.S. federal income tax purposes.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the SEC.  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

- MORE -

ARMOUR Residential REIT, Inc. Reports Q3 2013 Core Income of $43.8 million

October 28, 2013

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:      investors@armourreit.com

James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

- END -